Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2009 Q2		2009 Q1 (10)		2008 Q4		2008 Q3	2008 Q2
Earnings (Reported Basis)
Net Interest Income	$1,946.6		$1,786.8		$1,802.4		$1,806.6	$1,727.8
Non-Interest Income (2)	1,231.7	(5)	1,090.3		1,368.3		1,696.9	1,622.3 (5)

Total Revenue (1)	3,178.3		2,877.1		3,170.7		3,503.5	3,350.1
Provision for Loan Losses	934.0		1,279.1		2,098.9		1,093.9	829.1
Marketing Expenses	134.0		162.7		264.9		267.4	288.1
Restructuring Expenses	43.4		17.6		52.8		15.3	13.6
Goodwill Impairment Charge	—		—		810.9	(7)	—	—
Operating Expenses (3)	1,744.4	(11)	1,564.8		1,629.3		1,527.5	1,517.9

Income (Loss) Before Taxes	322.5		(147.1)		(1,686.1)		599.4	701.4
Tax Rate	28.6%		40.9%		17.2%		35.6%	34.1%
Income (Loss) From Continuing Operations, Net of Tax	$230.2		$(86.9)		$(1,396.3)		$385.8	$462.5
Loss From Discontinued Operations, Net of Tax	(6.0)		(25.0)		(25.2)		(11.7)	(9.6)

Net Income (Loss)	$224.2		$(111.9)		$(1,421.5)		$374.1	$452.9

Net Income (Loss) Available to Common Shareholders (F)	$(275.5	)(13)	$(176.1)		$(1,454.3)		$374.1	$452.9

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$(0.64)		$(0.39)		$(3.67)		$1.03	$1.24
Loss From Discontinued Operations	$(0.01)		$(0.06)		$(0.07)		$(0.03)	$(0.03)

Net Income (Loss)	$(0.65)		$(0.45)		$(3.74)		$1.00	$1.21
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$(0.64)		$(0.39)		$(3.67)		$1.03	$1.24
Loss From Discontinued Operations	$(0.01)		$(0.06)		$(0.07)		$(0.03)	$(0.03)

Net Income (Loss)	$(0.65)		$(0.45)		$(3.74)		$1.00	$1.21
Dividends Per Common Share	$0.05		$0.375		$0.375		$0.375	$0.375
Tangible Book Value Per Common Share (period end)	$25.34		$25.11		$28.24		$31.63	$30.77
Stock Price Per Common Share (period end)	$21.88		$12.24		$31.89		$51.00	$38.01
Total Market Capitalization (period end)	$9,826.3		$4,806.6		$12,411.6		$19,833.9	$14,280.4
Common Shares Outstanding (period end)	449.1		392.7		389.2		388.9	375.7
Shares Used to Compute Basic EPS	421.9		390.5		389.0		372.9	372.3
Shares Used to Compute Diluted EPS	421.9		390.5		389.0		374.3	373.7

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$105,278		$103,445		$99,335		$98,778	$97,950
Average Earning Assets	$151,400		$145,374		$137,799		$133,277	$131,629
Average Assets	$177,589		$168,454		$161,976		$156,958	$154,288
Average Interest Bearing Deposits	$107,040		$100,852		$93,144		$84,655	$78,675
Total Average Deposits	$119,611		$112,138		$104,093		$95,328	$89,522
Average Equity	$27,658	(9),(12)	$27,002		$26,658	(9)	$25,046	$24,839
Return on Average Assets (ROA)	0.52%		(0.21)%		(3.45)%		0.98%	1.20%
Return on Average Equity (ROE)	3.33%		(1.29)%		(20.95)%		6.16%	7.45%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$101,074		$105,527		$101,018		$97,965	$97,065
Total Assets	$171,865		$177,357		$165,878		$154,783	$150,978
Interest Bearing Deposits	$104,121		$108,696		$97,327		$88,248	$81,655
Total Deposits	$116,724		$121,119		$108,621		$98,913	$92,407

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	36%		(3)%		(1)%		18%	(19)%
Non Interest Income Growth (annualized)	52%		(81)%		(77)%		18%	(84)%
Revenue Growth (annualized)	42%		(37)%		(38)%		18%	(54)%
Net Interest Margin	5.14%		4.92%		5.23%		5.42%	5.25%
Revenue Margin	8.40%		7.92%		9.20%		10.51%	10.18%
Risk Adjusted Margin (B)	5.44%		4.90%		6.17%		7.90%	7.77%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.30%		6.75%		7.84	%(8)	7.33%	7.43%
Efficiency Ratio (C)	59.10%		60.04%		59.74	%(8)	51.23%	53.91%

Asset Quality Statistics (Reported) (A)
Allowance	$4,482		$4,648		$4,524		$3,520	$3,311
Allowance as a % of Reported Loans Held for Investment	4.84	%(4)	4.84	%(4)	4.48%		3.59%	3.41%
Net Charge-Offs	$1,119	(4)	$1,097	(4)	$1,045		$872	$793
Net Charge-Off Rate	4.66	%(4)	4.41	%(4)	4.21%		3.53%	3.24%
Delinquency Rate (30+ days)	4.04	%(4)	3.99	%(4)	4.37%		3.85%	3.43%

Full-time equivalent employees (in thousands)	26.6		27.5		23.7		23.5	24.0

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2009 Q2		2009 Q1 (10)		2008 Q4		2008 Q3		2008 Q2
Earnings (Managed Basis)
Net Interest Income	$2,959.2		$2,743.8		$2,767.9		$2,889.3		$2,788.0
Non-Interest Income (2)	1,189.0	(5)	986.2		1,183.2		1,325.6		1,302.0 (5)
Total Revenue (1)	4,148.2		3,730.0		3,951.1		4,214.9		4,090.0
Provision for Loan Losses	1,903.9		2,132.0		2,879.3		1,805.3		1,569.0
Marketing Expenses	134.0		162.7		264.9		267.4		288.1
Restructuring Expenses	43.4		17.6		52.8		15.3		13.6
Goodwill Impairment Charge	—		—		810.9	(7)	—		—
Operating Expenses (3)	1,744.4	(11)	1,564.8		1,629.3		1,527.5		1,517.9

Income (Loss) Before Taxes	322.5		(147.1)		(1,686.1)		599.4		701.4
Tax Rate	28.6%		40.9%		17.2%		35.6%		34.1%
Income (Loss) From Continuing Operations, Net of Tax	$230.2		$(86.9)		$(1,396.3)		$385.8		$462.5
Loss From Discontinued Operations, Net of Tax	(6.0)		(25.0)		(25.2)		(11.7)		(9.6)

Net Income (Loss)	$224.2		$(111.9)		$(1,421.5)		$374.1		$452.9

Net Income (Loss) Available to Common Shareholders (F)	$(275.5	)(13)	$(176.1)		$(1,454.3)		$374.1		$452.9

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$148,609		$147,385		$146,586		$147,247		$147,716
Average Earning Assets	$191,804		$186,817		$182,660		$179,753		$179,421
Average Assets	$218,325		$210,133		$207,240		$204,694		$203,308
Return on Average Assets (ROA)	0.42%		(0.17)%		(2.70)%		0.75%		0.91%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$146,251		$150,335		$146,937		$147,346		$147,247
Total Assets	$214,095		$219,883		$209,840		$203,452		$200,420
Tangible Assets (D)	$200,110		$206,161		$197,337		$190,141		$187,059
Tangible Common Equity (E)	$11,379		$9,862		$10,990		$12,301		$11,560
Tangible Common Equity to Tangible Assets Ratio (H)	5.69	%(6)	4.78%		5.57%		6.47	%(6)	6.18%
% Off-Balance Sheet Securitizations	31%		30%		31%		34%		34%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	31%		(3)%		(17)%		15%		(25)%
Non Interest Income Growth (annualized)	82%		(67)%		(43)%		7%		(76)%
Revenue Growth (annualized)	45%		(22)%		(25)%		12%		(43)%
Net Interest Margin	6.17%		5.87%		6.06%		6.43%		6.22%
Revenue Margin	8.65%		7.99%		8.65%		9.38%		9.12%
Risk Adjusted Margin (B)	4.29%		3.72%		4.65%		5.86%		5.70%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.17%		4.74%		5.31	%(8)	4.92%		4.93%
Efficiency Ratio (C)	45.28%		46.31%		47.94	%(8)	42.58%		44.16%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$2,089	(4)	$1,991	(4)	$1,826		$1,583		$1,533
Net Charge-Off Rate	6.00	%(4)	5.52	%(4)	4.98%		4.30%		4.15%
Delinquency Rate (30+ days)	4.34	%(4)	4.36	%(4)	4.49%		3.99%		3.64%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2009—$571.9 million, Q1 2009—$544.4 million, Q4 2008—$591.0 million, Q3 2008—$445.7 million, and Q2 2008—$476.0 million.

(2)	Includes the impact from the decrease in fair value of retained interests, including the interest-only strips, of $127.0 million in Q2 2009, $128.0 million in Q1 2009, $158.2 million in Q4 2008, $73.5 million in Q3 2008 and $71.7 million in Q2 2008.

(3)	Includes core deposit intangible amortization expense of $57.4 million in Q2 2009, $49.2 million in Q1 2009, $46.0 million in Q4 2008, $47.3 million in Q3 2008, and $48.5 million in Q2 2008, and integration costs of $8.8 million in Q2 2009, $23.6 million in Q1 2009, $3.2 million in Q4 2008, $10.3 million in Q3 2008, and $27.4 million in Q2 2008.

(4)	Excludes the impact from the Chevy Chase Bank, FSB acquired loan portfolio. See accompanying schedule Impact of Chevy Chase Bank, FSB (CCB) Acquisition.

(5)	In Q2 2009 and 2008 the Company elected to convert and sell 404,508 shares and 154,991 shares of MasterCard class B common stock, respectively. The Company recognized gains of $65.5 million and $44.9 million in non-interest income from those transactions, respectively.

(6)	The Q2 2009 TCE ratio reflects the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share. The Q3 2008 TCE ratio reflects the issuance of 15,527,000 shares on September 30, 2008 at $49 per share.

(7)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(8)	Excludes the impact of the goodwill impairment of $810.9 million.

(9)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. On November 14, 2008, the Company issued 3,555,199 preferred shares and 12,657,960 warrants to purchase common shares, while receiving proceeds of $3.56 billion. The allocated fair value for the preferred shares and the warrants to purchase common shares was $3.06 billion and $491.5 million, respectively. On June 17, 2009, the Company repurchased all 3,555,199 preferred shares issued in Q4 2008 for approximately $3.57 billion, including accrued dividends. The warrants to purchase common shares of $491.5 million remain outstanding and are included in paid-in capital on the balance sheet.

(10)	Effective February 27, 2009 the Company acquired Chevy Chase Bank, FSB for $475.9 million, which included $9.8 billion in loans and $13.6 billion in deposits. The Company paid cash of $445.0 million and issued 2.6 million shares valued at $30.9 million.

(11)	Includes the FDIC Special Assessment of $80.5 million.

(12)	Average equity includes the impact of the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share.

(13)	The calculation of net income (loss) available to common shareholders includes the impact from dividends on preferred shares of $38.0 million and from the accretion of the discount on preferred shares of $461.7 million. With the repayment of the preferred shares to the U.S. Treasury, the remaining accretion was accelerated to Q2 2009 and treated as a dividend.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets and is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of tangible assets.

(E)	Includes stockholders’ equity less preferred shares less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same and is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of tangible common equity.

(F)	Net income (loss) available to common shareholders equals net income (loss) less dividends on preferred shares.

(G)	Earnings per share is based on net income (loss) available to common shareholders.

(H)	Tangible Common Equity to Tangible Assets Ratio (“TCE Ratio”) is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of the TCE Ratio.

CAPITAL ONE FINANCIAL CORPORATION (COF)

IMPACT OF CHEVY CHASE BANK, FSB (CCB) ACQUISITION

(in millions, except per share data and as noted)	Q2 2009
	COF	CCB	COF w/out CCB
Earnings (Reported Basis)
Total Revenue	$3,178.3	$179.3	$2,999.0
Provision for Loan Losses	934.0	2.8	931.2
Marketing Expenses	134.0	1.8	132.2
Restructuring Expenses	43.4	—	43.4
Operating Expenses	1,744.4	151.1	1,593.3

Income (Loss) From Continuing Operations, Net of Tax	230.2	15.3	214.9
Loss From Discontinued Operations, Net of Tax	(6.0)	—	(6.0)

Net Income (Loss)	$224.2	$15.3	$208.9

Net Income (Loss) Available to Common Shareholders	$(275.5)	$15.3	$(290.8)

Common Share Statistics
Diluted EPS	$(0.65)		$(0.69)
Shares Used to Compute Diluted EPS	421.9		419.3

Reported Balance Sheet Statistics (period end) (2)
Loans (1)	$101,378	$9,010	$92,368
Less: Allowance for Loan and Lease Losses	$(4,482)	$(3)	$(4,479)

Net Loans	$96,896	$9,007	$87,889
Goodwill	$13,381	$1,405	$11,976
Core Deposit Intangible	$958	$223	$735
Total Assets	$171,865	$15,396	$156,469
Total Deposits	$116,724	$13,873	$102,851
Borrowings	$23,338	$932	$22,406

Return on Average Assets (ROA) (period average) (2)
ROA (Reported)	0.52%		0.52%
ROA (Managed)	0.42%		0.41%

Managed Balance Sheet Statistics (period end) (2)
Loans (1)	$146,555	$9,010	$137,545
Tangible Assets	$200,110		$186,298
Tangible Common Equity	$11,379		$12,936
Tangible Common Equity to Tangible Assets Ratio	5.69%		6.94%

Revenue & Expense Statistics
Revenue Margin (Reported)	8.40%		8.53%
Revenue Margin (Managed)	8.65%		8.77%

Reconciliation of Credit Mark
Balance at beginning of period—March 31, 2009		$2,165
Charge-offs applied to credit mark		$151

Balance at end of period—June 30, 2009		$2,014

Acquired Loan Portfolio Information
Loans 30 to 89 days past due		$254
Loans 90+ days past due		$1,117
Foreclosed assets		$162

(1)	Loans include loans held for investment of $8.7 billion and loans held for sale of $304.0 million. Loans represent acquired and originated loans. Loans held for investment originated since acquisition total $301.3 million. Total loans are inclusive of the credit mark of $2.0 billion at June 30, 2009.

(2)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2009 Q2	2009 Q1	2008 Q4	2008 Q3	2008 Q2
Local Banking (6):
Interest Income	$1,317,886	$1,324,980	$1,512,139	$1,519,217	$1,489,612
Interest Expense	680,503	725,951	869,723	895,481	899,907

Net interest income	$637,383	$599,029	$642,416	$623,736	$589,705
Non-interest income	189,475	184,510	189,814	215,701	192,758
Provision for loan losses	195,765	219,369	214,154	81,052	92,043
Other non-interest expenses	631,417	619,854	628,110	622,697	587,211
Income tax provision	(113)	(19,490)	(3,512)	47,491	36,123

Net income (loss)	$(211)	$(36,194)	$(6,522)	$88,197	$67,086

Loans Held for Investment	$43,662,945	$44,458,675	$45,082,981	$44,662,818	$44,270,734
Average Loans Held for Investment	$44,171,188	$44,836,954	$44,810,117	$44,319,475	$44,250,451
Core Deposits(2)	$68,118,408	$67,848,575	$67,546,102	$64,386,336	$63,407,571
Total Deposits	$78,502,170	$79,114,684	$78,938,391	$75,045,812	$74,245,677
Loans Held for Investment Yield	5.32%	5.36%	6.08%	6.25%	6.35%
Deposit Interest Expense Rate	1.59%	1.80%	2.23%	2.23%	2.28%
Net Interest Margin—Loans (3)	2.20%	2.25%	2.11%	1.98%	1.99%
Net Interest Margin—Deposits (4)	2.08%	1.87%	2.12%	2.18%	2.04%
Efficiency Ratio (5)	76.36%	79.11%	75.47%	74.18%	75.05%
Net charge-off rate	1.10%	0.76%	0.90%	0.46%	0.34%
Non Performing Loans	$1,026,177	$785,279	$565,791	$430,211	$359,017
Foreclosed Assets	72,116	63,173	63,970	41,290	29,607

Non Performing Assets (8)	$1,098,293	$848,452	$629,761	$471,501	$388,624
Non Performing Loans as a % of Loans Held for Investment	2.35%	1.77%	1.25%	0.96%	0.81%
Non Performing Asset Rate (8)	2.51%	1.91%	1.39%	1.05%	0.88%
Number of Active ATMs	1,345	(11)	1,338	(11)	1,311	1,310	1,303
Number of Locations (12)	732	(13)	728	(13)	726	729	725

National Lending:
Interest Income	$2,880,617	$2,837,945	$3,104,769	$3,251,446	$3,181,773
Interest Expense	710,301	776,254	921,542	1,019,911	1,014,244

Net interest income	$2,170,316	$2,061,691	$2,183,227	$2,231,535	$2,167,529
Non-interest income	908,301	1,005,446	1,151,066	1,195,622	1,164,810
Provision for loan losses	1,646,258	1,848,955	2,602,101	1,678,513	1,470,642
Goodwill impairment charge	—	—	810,876	(9)	—	—
Other non-interest expenses	1,016,331	1,100,770	1,201,764	1,176,396	1,236,567
Income tax provision	145,198	41,532	(169,060)	200,626	217,496

Net income (loss)	$270,830	$75,880	$(1,111,388)	$371,622	$407,634

Loans Held for Investment	$93,300,970	$95,753,037	$101,147,134	$101,922,850	$102,201,802
Average Loans Held for Investment	$94,481,457	$98,680,911	$101,038,849	$102,142,752	$102,629,246
Core Deposits(2)	$—	$478	$2,219	$2,171	$1,954
Total Deposits	$1,281,217	$1,279,562	$1,459,131	$1,650,507	$1,644,241
Loans Held for Investment Yield	12.20%	11.50%	12.29%	12.73%	12.40%
Net Interest Margin	9.19%	8.36%	8.64%	8.74%	8.45%
Revenue Margin	13.03%	12.43%	13.20%	13.42%	12.99%
Risk Adjusted Margin	4.99%	4.88%	6.54%	7.57%	7.31%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.30%	4.46%	4.76	%(10)	4.61%	4.82%
Efficiency Ratio (5)	33.01%	35.89%	36.04	%(10)	34.33%	37.11%
Net charge-off rate	8.04%	7.55%	6.66%	5.85%	5.67%
Delinquency Rate (30+ days)	5.82%	5.70%	5.93%	5.43%	4.87%
Number of Loan Accounts (000s)	40,697	42,549	44,816	45,314	45,812

Other (6):
Net interest income	$151,494	$83,033	$(57,763)	$34,059	$30,761
Non-interest income	91,239	(203,804)	(157,700)	(85,764)	(55,594)
Provision for loan losses	61,950	63,633	63,043	45,705	6,342
Restructuring expenses	43,374	17,627	52,839	15,306	13,560
Other non-interest expenses	230,634	6,841	64,354	(4,193)	(17,737)
Income tax provision (benefit)	(52,807)	(82,265)	(117,284)	(34,493)	(14,776)

Net income (loss)	$(40,418)	$(126,607)	$(278,415)	$(74,030)	$(12,222)

Loans Held for Investment	$9,286,809	$10,123,282	$706,639	$760,078	$774,724
Core Deposits(2)	$34,755,086	$37,853,289	$27,067,784	$20,800,890	$14,800,701
Total Deposits	$36,940,803	$40,724,652	$28,223,267	$22,216,655	$16,517,143

Total:
Interest Income	$3,994,692	$3,888,885	$4,205,821	$4,346,261	$4,270,572
Interest Expense	1,035,499	1,145,132	1,437,941	1,456,931	1,482,577

Net interest income	$2,959,193	$2,743,753	$2,767,880	$2,889,330	$2,787,995
Non-interest income	1,189,015	986,152	1,183,180	1,325,559	1,301,974
Provision for loan losses	1,903,973	2,131,957	2,879,298	1,805,270	1,569,027
Restructuring expenses	43,374	17,627	52,839	15,306	13,560
Goodwill impairment charge	—	—	810,876	—	—
Other non-interest expenses	1,878,382	1,727,465	1,894,228	1,794,900	1,806,041
Income tax provision	92,278	(60,223)	(289,856)	213,624	238,843

Net income (loss)	$230,201	$(86,921)	$(1,396,325)	$385,789	$462,498

Loans Held for Investment	$146,250,724	$150,334,994	$146,936,754	$147,345,746	$147,247,260
Core Deposits(2)	$102,873,494	$105,702,342	$94,616,105	$85,189,397	$78,210,226
Total Deposits	$116,724,190	$121,118,898	$108,620,789	$98,912,974	$92,407,061

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOCAL BANKING SEGMENT FINANCIAL & STATISTICAL INFORMATION

(in thousands)	2009 Q2	2009 Q1	2008 Q4	2008 Q3	2008 Q2
Loans Held for Investment:

Commercial Lending
Commercial and Multi-Family Real Estate	$13,646,921	$13,619,009	$13,382,909	$13,043,369	$12,948,037
Middle Market	9,755,280	9,850,735	10,081,823	9,768,420	8,923,233
Specialty Lending	3,469,699	3,489,813	3,547,287	3,634,212	3,693,532

Total Commercial Lending	$26,871,900	$26,959,557	$27,012,019	$26,446,001	$25,564,802

Small Ticket Commercial Real Estate	$2,503,034	$2,568,395	$2,609,123	$2,695,570	$2,746,931

Small Business Lending	$4,561,896	$4,729,266	$4,747,783	$4,580,299	$4,555,432

Consumer Lending
Mortgages	$6,438,461	$6,831,471	$7,187,805	$7,402,290	$7,803,032
Branch Based Home Equity & Other Consumer	3,486,990	3,593,638	3,773,397	3,782,342	3,887,936

Total Consumer Lending	$9,925,451	$10,425,109	$10,961,202	$11,184,632	$11,690,968

Other	$(199,336)	$(223,652)	$(247,146)	$(243,684)	$(287,399)

Total Loans Held for Investment	$43,662,945	$44,458,675	$45,082,981	$44,662,818	$44,270,734

Non Performing Asset Rates (8):

Commercial Lending
Commercial and Multi-Family Real Estate	2.24%	1.98%	1.20%	1.06%	0.87%
Middle Market	1.21%	0.57%	0.43%	0.26%	0.31%
Specialty Lending	1.97%	1.16%	1.05%	0.38%	0.25%

Total Commercial Lending	1.83%	1.36%	0.89%	0.67%	0.58%

Small Ticket Commercial Real Estate	10.08%	8.00%	6.67%	4.49%	2.74%

Small Business Lending	2.20%	1.95%	1.79%	1.14%	1.17%

Consumer Lending
Mortgages	3.56%	2.36%	1.55%	1.41%	1.22%
Branch Based Home Equity & Other Consumer	0.61%	0.58%	0.46%	0.40%	0.39%

Total Consumer Lending	2.53%	1.75%	1.18%	1.07%	0.95%

Total Non Performing Asset Rate	2.51%	1.91%	1.39%	1.05%	0.88%

Net Charge Off Rates:

Commercial Lending
Commercial and Multi-Family Real Estate	0.95%	0.62%	1.15%	0.14%	0.10%
Middle Market	0.62%	0.07%	0.48%	0.15%	0.05%
Specialty Lending	0.99%	0.85%	0.47%	0.26%	0.16%

Total Commercial Lending	0.83%	0.45%	0.81%	0.16%	0.09%

Small Ticket Commercial Real Estate	1.90%	1.75%	0.90%	0.10%	(0.03)%

Small Business Lending	1.99%	1.55%	1.12%	1.17%	0.91%

Consumer Lending
Mortgages	0.86%	0.46%	0.48%	0.50%	0.35%
Branch Based Home Equity & Other Consumer	1.47%	1.42%	1.34%	1.01%	1.02%

Total Consumer Lending	1.07%	0.79%	0.78%	0.67%	0.57%

Total Net Charge Off Rate	1.10%	0.76%	0.90%	0.46%	0.34%

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUB-SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2009 Q2	2009 Q1	2008 Q4		2008 Q3	2008 Q2
US Card:
Interest Income	$2,004,268	$1,971,389	$2,179,456		$2,240,896	$2,132,284
Interest Expense	417,582	466,694	570,751		624,858	608,655

Net interest income	$1,586,686	$1,504,695	$1,608,705		$1,616,038	$1,523,629
Non-interest income	794,440	883,891	1,018,689		1,027,918	1,010,177
Provision for loan losses	1,336,736	1,521,997	2,000,928		1,240,580	1,099,453
Non-interest expenses	785,273	862,915	896,572		872,588	910,619
Income tax provision	90,691	1,286	(94,537)		185,775	183,307

Net income (loss)	$168,426	$2,388	$(175,569)		$345,013	$340,427

Loans Held for Investment	$64,760,128	$67,015,166	$70,944,581		$69,361,743	$68,059,998
Average Loans Held for Investment	$65,862,569	$69,187,704	$69,643,290		$68,581,983	$67,762,384
Loans Held for Investment Yield	12.17%	11.40%	12.52%		13.07%	12.59%
Net Interest Margin	9.64%	8.70%	9.24%		9.43%	8.99%
Revenue Margin	14.46%	13.81%	15.09%		15.42%	14.96%
Risk Adjusted Margin	5.23%	5.42%	8.01%		9.29%	8.70%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.77%	4.99%	5.15%		5.09%	5.38%
Efficiency Ratio (5)	32.98%	36.13%	34.12%		33.00%	35.94%
Net charge-off rate	9.23%	8.39%	7.08%		6.13%	6.26%
Delinquency Rate (30+ days)	4.77%	5.08%	4.78%		4.20%	3.85%
Purchase Volume (7)	$23,610,760	$21,601,837	$25,217,781		$26,536,070	$26,738,213
Number of Loan Accounts (000s)	33,709	35,273	37,436		37,916	38,415

Auto Finance:
Interest Income	$596,900	$606,392	$622,244		$635,305	$666,499
Interest Expense	223,887	236,389	255,501		265,804	276,911

Net interest income	$373,013	$370,003	$366,743		$369,501	$389,588
Non-interest income	10,861	19,965	12,846		14,607	15,672
Provision for loan losses	125,966	166,169	437,572		244,078	230,614
Goodwill impairment charge	—	—	810,876	(9)	—	—
Non-interest expenses	108,315	113,884	127,075		117,677	123,021
Income tax (benefit) provision	52,358	38,470	(71,290)		7,824	18,069

Net income (loss)	$97,235	$71,445	$(924,644)		$14,529	$33,556

Loans Held for Investment	$19,902,401	$20,667,910	$21,481,911		$22,306,394	$23,401,160
Average Loans Held for Investment	$20,291,029	$21,110,528	$21,954,587		$22,857,540	$24,098,881
Loans Held for Investment Yield	11.77%	11.49%	11.34%		11.12%	11.06%
Net Interest Margin	7.35%	7.01%	6.68%		6.47%	6.47%
Revenue Margin	7.57%	7.39%	6.92%		6.72%	6.73%
Risk Adjusted Margin	3.91%	2.51%	1.24%		1.73%	2.88%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.14%	2.16%	2.32	%(10)	2.06%	2.04%
Efficiency Ratio (5)	28.22%	29.20%	33.48	%(10)	30.64%	30.36%
Net charge-off rate	3.65%	4.88%	5.67%		5.00%	3.84%
Delinquency Rate (30+ days)	8.89%	7.52%	9.91%		9.32%	7.62%
Auto Loan Originations	$1,341,583	$1,463,402	$1,476,136		$1,444,291	$1,513,686
Number of Loan Accounts (000s)	1,584	1,610	1,634		1,665	1,710

International:
Interest Income	$279,449	$260,164	$303,069		$375,245	$382,990
Interest Expense	68,832	73,171	95,290		129,249	128,678

Net interest income	$210,617	$186,993	$207,779		$245,996	$254,312
Non-interest income	103,000	101,590	119,531		153,097	138,961
Provision for loan losses	183,556	160,789	163,601		193,855	140,575
Non-interest expenses	122,743	123,971	178,117		186,131	202,927
Income tax provision	2,149	1,776	(3,233)		7,027	16,120

Net income (loss)	$5,169	$2,047	$(11,175)		$12,080	$33,651

Loans Held for Investment	$8,638,441	$8,069,961	$8,720,642		$10,254,713	$10,740,644
Average Loans Held for Investment	$8,327,859	$8,382,679	$9,440,972		$10,703,229	$10,767,981
Loans Held for Investment Yield	13.42%	12.41%	12.84%		14.02%	14.23%
Net Interest Margin	10.12%	8.92%	8.80%		9.19%	9.45%
Revenue Margin	15.06%	13.77%	13.87%		14.91%	14.61%
Risk Adjusted Margin	5.75%	6.47%	8.02%		9.01%	8.54%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.90%	5.92%	7.55%		6.96%	7.54%
Efficiency Ratio (5)	39.14%	42.96%	54.42%		46.64%	51.60%
Net charge-off rate	9.32%	7.30%	5.84%		5.90%	6.07%
Delinquency Rate (30+ days)	6.69%	6.25%	5.51%		5.24%	5.35%
Purchase Volume (7)	$2,136,039	$1,871,723	$2,346,969		$2,857,975	$2,879,223
Number of Loan Accounts (000s)	5,404	5,666	5,747		5,733	5,687

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUB-SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this financial and statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals net interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals net interest income earned on deposits divided by average deposits.

(5)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(6)	The balances and results of Chevy Chase Bank, FSB are included in the Other segment.

(7)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(8)	Non performing assets is comprised of non performing loans and foreclosed assets. The non performing asset rate equals non performing assets divided by the sum of loans held for investment and foreclosed assets.

(9)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(10)	Excludes the impact of the goodwill impairment of $810.9 million recorded in the Auto Finance sub-segment of National Lending.

(11)	Excludes acquired Chevy Chase Bank, FSB ATM locations of 911 in Q2 2009 and 907 in Q1 2009.

(12)	Excludes drive-up locations of 18 in Q2 2009, 18 in Q1 2009, 19 in Q4 2008, 19 in Q3 2008 and 19 in Q2 2008.

(13)	Excludes acquired Chevy Chase Bank, FSB branches of 251 in Q2 2009 and 250 in Q1 2009.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended June 30, 2009

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which they originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$1,946,586	$1,012,607	$2,959,193
Non-interest income	1,231,687	(42,672)	1,189,015

Total revenue	3,178,273	969,935	4,148,208
Provision for loan and lease losses	934,038	969,935	1,903,973
Net charge-offs	$1,119,155	$969,935	$2,089,090

Balance Sheet Measures
Loans held for investment	$101,073,629	$45,177,095	$146,250,724
Total assets	$171,911,307	$42,229,427	$214,140,734
Total liabilities	$146,585,646	$42,229,427	$188,815,073
Average loans held for investment	$105,278,045	$43,331,087	$148,609,132
Average earning assets	$151,416,846	$40,403,928	$191,820,774
Average total assets	$177,589,212	$40,773,947	$218,363,159
Average total liabilities	$149,931,060	$40,773,947	$190,705,007
Delinquencies	$3,745,697	$2,241,752	$5,987,449

The table below presents a reconciliation of tangible common equity and tangible assets, which are the components used to calculate the tangible common equity “TCE” ratio. The Company believes the TCE ratio is an important financial measure of capital strength to our investors and readers even though it is considered to be a non-GAAP measure.

(dollars in millions)(unaudited)	2009 Q2	2009 Q1	2008 Q4	2008 Q3	2008 Q2

Equity	$25,326	$26,744	$26,612	$25,612	$24,921
Less: preferred stock	38	(3,159)	(3,120)	—	—
Less: intangible assets (4)	(13,985)	(13,723)	(12,503)	(13,311)	(13,361)

Tangible common equity	$11,379	$9,862	$10,990	$12,301	$11,560

Total assets	214,141	219,914	209,875	203,472	200,556
Less: discontinued ops assets	(46)	(31)	(35)	(20)	(136)

Total assets- continuing ops	214,095	219,883	209,840	203,452	200,420
Less: intangible assets (4)	(13,985)	(13,723)	(12,503)	(13,311)	(13,361)

Tangible assets	$200,110	$206,160	$197,337	$190,141	$187,059

TCE ratio	5.69	4.78	5.57	6.47	6.18

(1)	Income statement adjustments reclassify the net of finance charges of $1,153.9 million, past-due fees of $164.6 million, other interest income of $(38.5) million and interest expense of $267.4 million; and net charge-offs of $969.9 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

(3)	Based on continuing operations.

(4)	Includes impact from related deferred taxes.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of June 30 2009	As of Mar 31 2009	As of June 30 2008
Assets:
Cash and due from banks	$3,001,944	$3,076,926	$2,280,244
Federal funds sold and resale agreements	603,564	663,721	1,526,799
Interest-bearing deposits at other banks	1,166,419	4,013,678	718,070

Cash and cash equivalents	4,771,927	7,754,325	4,525,113
Securities available for sale	37,667,165	36,326,951	25,028,355
Securities held to maturity	87,545	90,990	—
Mortgage loans held for sale	319,975	289,337	111,824
Loans held for investment (1)	101,073,629	105,526,911	97,065,238
Less: Allowance for loan and lease losses	(4,481,827)	(4,648,031)	(3,311,003)

Net loans held for investment	96,591,802	100,878,880	93,754,235
Accounts receivable from securitizations	5,219,968	4,850,508	5,301,906
Premises and equipment, net	2,824,785	2,790,733	2,321,487
Interest receivable	951,201	815,738	778,595
Goodwill (1)	13,381,056	13,076,754	12,826,738
Other (1)	10,095,883	10,513,243	6,466,018

Total assets	$171,911,307	$177,387,459	$151,114,271

Liabilities:
Non-interest-bearing deposits	$12,603,548	$12,422,456	$10,752,059
Interest-bearing deposits	104,120,642	108,696,442	81,655,001
Senior and subordinated notes	10,092,619	8,258,212	8,506,339
Other borrowings	13,260,589	14,610,092	19,302,185
Interest payable	659,784	656,769	621,489
Other	5,848,464	5,999,327	5,355,733

Total liabilities	146,585,646	150,643,298	126,192,806

Stockholders’ Equity:
Preferred stock	—	3,115,722	—
Common stock	5,019	4,425	4,223
Paid-in capital, net	18,891,333	17,348,217	15,966,810
Retained earnings and cumulative other comprehensive income	9,598,606	9,444,639	12,115,480
Less: Treasury stock, at cost	(3,169,297)	(3,168,842)	(3,165,048)

Total stockholders’ equity	25,325,661	26,744,161	24,921,465

Total liabilities and stockholders’ equity	$171,911,307	$177,387,459	$151,114,271

(1)	Balances at June 30, 2009 reflect adjustments made to the allocation of purchase price of the Chevy Chase Bank acquisition. The balances at March 31, 2009 have not been adjusted, however, if the adjustments had been made at March 31, 2009, net loans held for investment would have been $100,410.3 million (a decrease of $468.6 million), goodwill would have been $13,367.9 million (an increase of $291.1 million) and other assets would have been $10,664.8 million (an increase of $151.6 million). The allocation of purchase price is still preliminary and will be finalized upon completion of the analysis of the fair values of Chevy Chase Bank’s assets and liabilities.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30 2009	Mar 31 2009	June 30 2008	June 30 2009	June 30 2008
Interest Income:
Loans held for investment, including past-due fees	$2,233,808	$2,190,331	$2,297,709	$4,424,139	$4,806,102
Investment securities	412,845	394,780	281,084	807,625	538,825
Other	67,982	63,117	113,064	131,099	226,455

Total interest income	2,714,635	2,648,228	2,691,857	5,362,863	5,571,382

Interest Expense:
Deposits	555,579	631,848	592,576	1,187,427	1,202,965
Senior and subordinated notes	57,113	58,044	114,797	115,157	255,767
Other borrowings	155,357	171,585	256,728	326,942	572,977

Total interest expense	768,049	861,477	964,101	1,629,526	2,031,709

Net interest income	1,946,586	1,786,751	1,727,756	3,733,337	3,539,673
Provision for loan and lease losses	934,038	1,279,137	829,130	2,213,175	1,908,202

Net interest income after provision for loan and lease losses	1,012,548	507,614	898,626	1,520,162	1,631,471

Non-Interest Income:
Servicing and securitizations	362,416	453,637	834,740	816,053	1,917,802
Service charges and other customer-related fees	491,763	506,125	524,209	997,888	1,098,270
Mortgage servicing and other	13,163	23,380	16,552	36,543	51,807
Interchange	126,702	140,091	132,730	266,793	284,632
Other	237,643	(32,899)	114,085	204,744	326,283

Total non-interest income	1,231,687	1,090,334	1,622,316	2,322,021	3,678,794

Non-Interest Expense:
Salaries and associate benefits	633,819	554,431	578,572	1,188,250	1,189,852
Marketing	133,970	162,712	288,100	296,682	585,893
Communications and data processing	194,578	199,104	195,102	393,682	382,345
Supplies and equipment	128,483	118,900	131,937	247,383	262,868
Occupancy	114,885	100,251	80,137	215,136	168,217
Restructuring expense	43,374	17,627	13,560	61,001	66,319
Other	672,647	592,067	532,193	1,264,714	986,384

Total non-interest expense	1,921,756	1,745,092	1,819,601	3,666,848	3,641,878

Income (loss) from continuing operations before income taxes	322,479	(147,144)	701,341	175,335	1,668,387
Income taxes	92,278	(60,223)	238,843	32,055	573,334

Income (loss) from continuing operations, net of tax	230,201	(86,921)	462,498	143,280	1,095,053
Loss from discontinued operations, net of tax	(5,998)	(24,958)	(9,593)	(30,956)	(93,644)

Net income (loss)	$224,203	$(111,879)	$452,905	$112,324	$1,001,409

Net income (loss) available to common shareholders	$(275,515)	$(176,069)	$452,905	$(451,584)	$1,001,409

Basic earnings per common share
Income (loss) from continuing operations	$(0.64)	$(0.39)	$1.24	$(1.03)	$2.95
Loss from discontinued operations	(0.01)	(0.06)	(0.03)	(0.08)	(0.25)

Net Income (loss) per common share	$(0.65)	$(0.45)	$1.21	$(1.11)	$2.70

Diluted earnings per common share
Income (loss) from continuing operations	$(0.64)	$(0.39)	$1.24	$(1.03)	$2.94
Loss from discontinued operations	(0.01)	(0.06)	(0.03)	(0.08)	(0.25)

Net Income (loss) per common share	$(0.65)	$(0.45)	$1.21	$(1.11)	$2.69

Dividends paid per common share	$0.05	$0.375	$0.375	$0.425	$0.75

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 06/30/09			Quarter Ended 03/31/09			Quarter Ended 06/30/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$105,278,045	$2,233,808	8.49%	$103,445,130	$2,190,331	8.47%	$97,949,572	$2,297,709	9.38%
Investment Securities (2)	37,499,187	412,845	4.40%	34,209,102	394,780	4.62%	24,165,083	281,084	4.65%
Other	8,623,100	67,982	3.15%	7,720,249	63,117	3.27%	9,514,367	113,064	4.75%

Total earning assets	$151,400,332	$2,714,635	7.17%	$145,374,481	$2,648,228	7.29%	$131,629,022	$2,691,857	8.18%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,914,679	$14,602	0.54%	$10,842,553	$11,554	0.43%	$8,769,608	$24,802	1.13%
Money market deposit accounts	35,751,007	103,855	1.16%	30,839,817	115,017	1.49%	24,881,125	165,871	2.67%
Savings accounts	9,931,058	13,399	0.54%	7,631,999	7,210	0.38%	8,191,586	19,521	0.95%
Other consumer time deposits	35,841,099	300,572	3.35%	37,097,765	371,194	4.00%	22,676,841	243,921	4.30%
Public fund CD’s of $100,000 or more	1,117,460	3,450	1.23%	1,209,347	5,146	1.70%	1,476,155	10,313	2.79%
CD’s of $100,000 or more	11,097,722	108,228	3.90%	10,673,089	107,215	4.02%	9,124,586	98,516	4.32%
Foreign time deposits	2,387,093	11,473	1.92%	2,557,479	14,512	2.27%	3,555,189	29,632	3.33%

Total interest-bearing deposits	$107,040,118	$555,579	2.08%	$100,852,049	$631,848	2.51%	$78,675,090	$592,576	3.01%
Senior and subordinated notes	8,322,746	57,113	2.74%	7,771,343	58,044	2.99%	9,125,017	114,797	5.03%
Other borrowings	16,274,845	155,357	3.82%	15,697,078	171,585	4.37%	24,851,821	256,728	4.13%

Total interest-bearing liabilities	$131,637,709	$768,049	2.33%	$124,320,470	$861,477	2.77%	$112,651,928	$964,101	3.42%

Net interest spread			4.84%			4.52%			4.76%

Interest income to average earning assets			7.17%			7.29%			8.18%
Interest expense to average earning assets			2.03%			2.37%			2.93%

Net interest margin			5.14%			4.92%			5.25%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

(2)	Includes securities available for sale and securities held to maturity.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 06/30/09			Quarter Ended 03/31/09			Quarter Ended 06/30/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$148,609,132	$3,564,773	9.60%	$147,384,816	$3,478,362	9.44%	$147,715,693	$3,929,069	10.64%
Investment Securities (3)	37,499,187	412,845	4.40%	34,209,102	394,780	4.62%	24,165,083	281,084	4.65%
Other	5,695,941	17,074	1.20%	5,222,716	15,743	1.21%	7,539,750	60,419	3.21%

Total earning assets	$191,804,260	$3,994,692	8.33%	$186,816,634	$3,888,885	8.33%	$179,420,526	$4,270,572	9.52%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,914,679	$14,602	0.54%	$10,842,553	$11,554	0.43%	$8,769,608	$24,802	1.13%
Money market deposit accounts	35,751,007	103,855	1.16%	30,839,817	115,017	1.49%	24,881,125	165,871	2.67%
Savings accounts	9,931,058	13,399	0.54%	7,631,999	7,210	0.38%	8,191,586	19,521	0.95%
Other consumer time deposits	35,841,099	300,572	3.35%	37,097,765	371,194	4.00%	22,676,841	243,921	4.30%
Public fund CD’s of $100,000 or more	1,117,460	3,450	1.23%	1,209,347	5,146	1.70%	1,476,155	10,313	2.79%
CD’s of $100,000 or more	11,097,722	108,228	3.90%	10,673,089	107,215	4.02%	9,124,586	98,516	4.32%
Foreign time deposits	2,387,093	11,473	1.92%	2,557,479	14,512	2.27%	3,555,189	29,632	3.33%

Total interest-bearing deposits	$107,040,118	$555,579	2.08%	$100,852,049	$631,848	2.51%	$78,675,090	$592,576	3.01%
Senior and subordinated notes	8,322,746	57,113	2.74%	7,771,343	58,044	2.99%	9,125,017	114,797	5.03%
Other borrowings	16,274,845	155,357	3.82%	15,697,078	171,585	4.37%	24,851,821	256,728	4.13%
Securitization liability	40,806,188	267,450	2.62%	41,766,616	283,655	2.72%	49,317,336	518,477	4.21%

Total interest-bearing liabilities	$172,443,897	$1,035,499	2.40%	$166,087,086	$1,145,132	2.76%	$161,969,264	$1,482,578	3.66%

Net interest spread			5.93%			5.57%			5.86%

Interest income to average earning assets			8.33%			8.33%			9.52%
Interest expense to average earning assets			2.16%			2.46%			3.30%

Net interest margin			6.17%			5.87%			6.22%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

(3)	Includes securities available for sale and securities held to maturity.

Press Release
Contacts: Investor Relations Jeff Norris Danielle Dietz 703.720.2455 703.720.2455	Media Relations Tatiana Stead Julie Rakes 703.720.2352 804.284.5800

FOR IMMEDIATE RELEASE: July 23, 2009

Capital One Reports Net Income of $224.2 million, excluding the impact of TARP preferred shares redeemed in the quarter

Including the impact of TARP, loss per share in the second quarter was $0.65 (diluted)

Second Quarter Highlights

•	Managed revenue increased 11.2 percent relative to the first quarter of 2009.
•	Lower provision expense relative to the first quarter as an increase in charge-offs was more than offset by an allowance release of $166.2 million.
•	The allowance release was due to a $4.5 billion reduction in reported loan balances.
•	Allowance as a percentage of reported loans for the company remained stable and strong at 4.84 percent.
•	Pre-tax results include an expense of $80.5 million for the FDIC special assessment
•	Repurchased the $3.6 billion of preferred stock issued through Treasury’s Capital Purchase Program (CPP) of the Troubled Asset Relief Program (TARP)
•	Tangible common equity to tangible managed assets, or “TCE ratio”, increased to 5.7 percent, up 90 basis points from March 31, 2009 ratio of 4.8 percent

McLean, Va. (July 23, 2009) – Capital One Financial Corporation (NYSE: COF) today announced net income for the second quarter of 2009 of $224.2 million, or $0.53 per common share (diluted) prior to the impact of the government’s TARP preferred share investment. After including the $461.7 million impact of the June redemption of the preferred shares and the $38.0 million dividend payment on these shares in the quarter, Capital One posted a net loss available to common shareholders of $0.65 per common share (diluted).

“Second quarter results reflect the economic environment and our actions to decisively manage the company through the downturn for the benefit of our shareholders,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Despite turbulence in the marketplace, we believe that we remain well positioned to weather the storm, deliver

COF – Second Quarter 2009 Results

shareholder value over the cycle, and achieve our vision of combining great local banking franchises with a high return credit card business.”

Total Company Results

•

Total managed revenues in the second quarter of 2009 of $4.1 billion increased $418.2 million, or 11.2 percent relative to the first quarter. Net interest income increased $215.4 million in the second quarter while non-interest income increased $202.8 million. The increase in revenue was driven by a number of factors, including a full quarter of Chevy Chase results and an improvement in both net interest and revenue margins.

•

Provision expense was down $228.1 million quarter over quarter as the expected increase in charge-offs in the second quarter was more than offset by the $166.2 million allowance release in the quarter versus an increase in allowance of $124.1 million in the first quarter.

–	The allowance release was driven by a reduction in reported loan balances of $4.5 billion.
–	Allowance as a percent of reported loans remained at 4.84 percent in the second quarter and increased 143 basis points from the second quarter of 2008.

•

The full quarter effect of Chevy Chase Bank increased average deposits in the quarter by $7.5 billion, while total deposits on June 30, 2009 were $116.7 billion, a decline of $4.4 billion, or 3.6 percent over the prior quarter, as the company allowed higher cost deposits to run-off as loans contracted in the quarter.

–	Deposits represented 65.0 percent of the company’s total funding at the end of the second quarter.
–	Interest-bearing deposit costs decreased from 2.51 percent in the first quarter to 2.08 percent in the second quarter.

•	The weighted average cost of funds decreased by 36 basis points, from 2.76 percent in the first quarter to 2.40 percent in the second quarter.

•

Managed loans held for investment decreased by $4.1 billion, or 2.7 percent, from the first quarter of 2009 to $146.3 billion at June 30, 2009, and decreased $996.0 million, or 0.7 percent, from the year ago quarter, primarily as a result of the weak economic environment.

•	Non-interest expense increased $176.7 million in the second quarter of 2009 as compared to the first quarter primarily as a result of an expense of $80.5 million for the

COF – Second Quarter 2009 Results

FDIC special assessment, which is recorded in the “Other” segment, and from a full quarter of Chevy Chase Bank expenses.

–	The managed efficiency ratio decreased 103 basis points to 45.28 percent in the second quarter of 2009 from 46.31 percent in the first quarter of 2009.

•

TCE ratio was 5.7 percent on June 30, 2009, an improvement of 90 basis points from the first quarter level of 4.8 percent. The Tier 1 risk-based capital ratio of an estimated 9.7 percent reflects impact of the repayment of TARP preferred shares in the second quarter and continues to be well above the regulatory well-capitalized minimum.

“Our capital strength was evident in the quarter as we repaid the government’s preferred share investment and increased our Tangible Common Equity ratio by 90 basis points to 5.7 percent,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “In addition, the company’s strong deposit franchise helped drive margin expansion through lower funding costs and will continue to serve as a cornerstone of our rock-solid balance sheet.”

Segment Results

Local Banking Segment highlights

The Local Banking business posted a net loss of $0.2 million in the second quarter of 2009, an improvement of $36.0 million from the first quarter of 2009. (The results of Chevy Chase Bank are reported in the “Other” segment.) The revenue increase in the quarter resulted from favorable loan and deposit pricing, higher average deposit balances, and improving deposit mix. Increases in non-performing loans and charge-offs in the Commercial Lending portfolio were driven primarily by worsening in the Middle Market portfolio, while increases in the Consumer charge-offs and non-performing loans were attributed to falling home prices in the residential mortgage portfolio.

•	Local Banking reported a net loss for the second quarter of 2009 of $0.2 million, versus a net loss in the first quarter of 2009 of $36.2 million.

•	Revenues improved $43.3 million, or 5.5 percent, primarily due to an increase in deposit margins. Operating expenses increased $11.6 million relative to the first quarter of 2009.

COF – Second Quarter 2009 Results

•

Local Banking deposits declined $612.5 million, or 0.8 percent, during the second quarter of 2009 to $78.5 billion, while the net interest margin on deposits increased by 21 basis points to 2.08 percent.

•

Loans held for investment of $43.7 billion declined $795.7 million, or 1.8 percent, from the first quarter of 2009, primarily driven by the continued run-off of residential mortgage loans, and a decline in small business lending.

•

The net charge-off rate increased 34 basis points to 1.10 percent in the second quarter of 2009 from 76 basis points in the first quarter of 2009, primarily as a result of the continuing difficult credit environment.

•

Non-performing loans as a percent of loans held for investment was 2.35 percent, an increase of 58 basis points from 1.77 percent at the end of the first quarter of 2009. The Commercial Loan portfolio’s rate increased 47 basis points in the quarter while Consumer Lending’s rate increased 78 basis points.

National Lending Segment highlights

The National Lending segment contains the results of the company’s U.S. Card, Auto Finance and International Lending businesses. For details on each of these subsegments’ results, please refer to the Financial Supplement.

National Lending reported a profit of $270.8 million in the second quarter, up from $75.9 million in the prior quarter, but down relative to $407.6 million in the year ago quarter. Each business within National Lending also reported a profit in the second quarter of 2009 – U.S. Card delivered $168.4 million, the Auto Finance business reported $97.2 million, and International contributed $5.2 million.

Performance in the National Lending segment primarily reflects expected continued economic deterioration during the second quarter, although the pace of deterioration was partially offset by seasonal benefits and the company’s ongoing efforts to aggressively manage credit risk.

•

National Lending segment revenues of $3.1 billion were up $11.5 million in the second quarter of 2009 compared to the first quarter of 2009, but down $253.7 million compared to the second quarter of 2008.

COF – Second Quarter 2009 Results

•

Revenue margin expanded from 12.43 percent in the first quarter of 2009 to 13.03 percent in the second quarter for National Lending. The individual businesses also reported revenue margin expansion. The company now expects the full year U.S. Card revenue margin to be a bit below 15 percent.

•	The managed net charge-off rate for the National Lending segment increased 49 basis points in the second quarter of 2009 to 8.04 percent from 7.55 percent in the first quarter of 2009.

o	U.S. Card – 9.23 percent, an increase of 84 basis points over the first quarter of 2009
o	Auto Finance – 3.65 percent, a decline of 123 basis points from the first quarter
o	International – 9.32 percent, an increase of 202 basis points over the first quarter of 2009.

•	The delinquency rate for the segment was 5.82 percent as of June 30, 2009, an increase of 12 basis points from 5.70 percent as of March 31, 2009.

o	U.S. Card – 4.77 percent, a decline of 31 basis points over the first quarter of 2009
o	Auto Finance – 8.89 percent, an increase of 137 basis points from the first quarter
o	International – 6.69 percent, an increase of 44 basis points over the first quarter of 2009.

•

Managed loans held for investment declined $2.5 billion, or 2.6 percent, to $93.3 billion from $95.8 billion at the end of the first quarter of 2009, and down 8.7 percent relative to the year-ago quarter.

o	U.S. Card – declined $2.3 billion, or 3.4 percent, to $64.8 billion
o	Auto Finance – declined $765.5 million, or 3.7 percent, to $19.9 billion
o	International – increased $568.5 million, or 7.0 percent, to $8.6 billion

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the

COF – Second Quarter 2009 Results

schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated July 23, 2009; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2008 and report on Form 10-Q for the quarter ended March 31, 2009.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., Capital One Bank (USA), N. A., and Chevy Chase F.S.B. collectively, had $116.7 billion in deposits and $146 billion in managed loans outstanding as of June 30, 2009. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. and Chevy Chase Bank, F.S.B. have approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

COF – Second Quarter 2009 Results

###

NOTE: Second quarter 2009 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.